UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 17, 2023

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTCQX

Item 2.02 Results of Operations and Financial Condition.

Because we, AiXin Life International, Inc. will not be filing our Annual Report on Form 10-K today, we are providing in this Report portions of the financial information which will be released to our shareholders once our Report on Form 10-K is completed. We are also providing an update as to the status of our Report on Form 10-K.

We caution shareholders that as the audit of our financial statements for the year ended December 31, 2022, is not yet complete, although we are confident that the information being provided today is accurate, it subject to change as ongoing audit procedures are completed.

Sales revenue was $2.7 Million for calendar-year 2022, representing a decrease of approximately $359,000 (11.7%) from sales revenue of $3.1 Million reported calendar year 2021. The decrease in sales revenue is wholly attributable to the absence of any advertising revenues in 2022 as compared to 2021, when advertising revenues were $1.9 Million. The decrease in advertising revenue was partially offset by increases in sales of products by us, which grew from approximately $742,624 in 2021 to $1,851,676 in calendar year 2022. There were also increases in room revenues, which grew to $262,065 from $114,086, and food and beverage revenues, which increased to $475,746 in 2022 from $201,755 the prior year. The positive trends represent the increase in activity in China during 2022 as the economy began to return to normal despite China’s “zero tolerance policy”. This trend, however, stalled in the fourth quarter of 2022 and the first quarter of 2023, as economic activity decreased as Covid-19 cases increased immediately after the end of the “zero tolerance policy” and many businesses and individuals elected to self-quarantine.

Operating expenses grew to $5.3 Million in calendar year 2022 from $3.1 Million in 2021. This increase was driven by increases in costs of costs sold, which increased to $1,103,160 in 2022 from $535,485 in 2021, reflecting the increase in product sales, hotel operating costs, which grew to $1.7 Million in 2022 from $0.7 Million in 2021 as a result of the increase in activity at the hotel. Selling expenses also increased to $787,637 or by approximately $317,000.

There was also an increase in general and administrative expenses to $1.4 Million from $1.0 Million in 2021. The increases in selling expenses and general and administrative expenses are consistent with the shift to the sale of our products from advertising revenues as distributing our products requires more activity by our staff. Largely as a result of the substantial increase in our operating expenses, we recorded a loss from operations of $2.6 Million in 2022, as opposed to an operating loss of $26,938 in 2021.

In calendar year 2022 we generated a net non-operating expense of $3.8 million, compared to non-operating income of $34,023 in 2021. The increase in non-operating expenses is primarily the result of recording an impairment loss slightly in excess of $3.8 Million in connection with the acquisition of Yunnan Runcangsheng Technology Co., Ltd. As this company is in the development stage and has generated limited revenues to date, we elected to write off the entire purchase price as we will be required to invest the capital necessary to realize the opportunities presented by this acquisition.

We used $1.6 Million of cash in operations in calendar year 2022, as opposed to 2021, in which we operated on approximately a cash break even basis, using only $57,804 in operations. In addition to using cash in operations, we used $3.5 Million in investing activities, principally in connection with the acquisition of Yunnan Runcangsheng Technology Co., Ltd. and purchases of property and equipment. We also used $2.4 Million on a net basis to reduce advances from related parties.

As a result of our uses of cash as described above, our cash and equivalents as of December 31, 2022, were $510,128, as compared to $8,556,642 as of December 31, 2021. Similarly, our current assets, which were $9.2 Million as of the end of 2021 were reduced to $2.1 Million as of the end of 2022, and our current liabilities increased by approximately $700,000 to $5.2 Million as of December 31, 2022.

Our financial team along with members of our auditor are diligently working to complete our audit and Report on Form 10-K as soon as reasonably practical. We believe the process is substantially complete and that we will file our Report on Form 10-K no later than April 28, 2023, and we do not anticipate any material changes to the information provided in this Report as a result of the processes remaining to be performed. If the delay in filing our Report on Form 10-K continues beyond what we currently anticipate, we will provide you with more detailed financial information regarding the performance of our business in 2022 and promptly report any material business developments.

Forward Looking Statements

Certain matters discussed in this report are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, revenues, earnings, the ability to realize benefits from our recently completed acquisitions, availability of raw materials, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this report and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: April 17, 2023	By:	/s/ Quanzhong Lin
Quanzhong Lin
Chief Executive Officer